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                                                                   EXHIBIT 10.2

                       S&P MANAGED FUTURES INDEX FUND, LP

                                ESCROW AGREEMENT

This Agreement entered into as of this _____ day of __________, 2003, by and between S&P Managed Futures Index Fund, LP (the "Fund"), a Delaware limited partnership, and Fifth Third Bank, Cincinnati, (the "Escrow Agent") and RefcoFund Holdings, LLC, a Delaware limited liability company and provides as follows:

                                  WITNESSETH
                                  ----------

WHEREAS, the Fund proposes to offer $100,000,000 of Class A units of limited partnership interests and $100,000,000 of Class B units of limited partnership interests (referred to herein collectively as the "Units") for subscription in the S&P Managed Futures Index Fund, LP, at a price of $1,000 per Unit during the initial offering period and at net asset value thereafter, in a public offering of the Units;

WHEREAS, the initial offering of the Units shall terminate 60 calendar days after the date of the prospectus (subject to earlier termination or an extension for an additional 60 calendar days at the option of RefcoFund Holdings, LLC, the general partner (the "General Partner") of the Fund, upon verbal notice promptly confirmed in writing to the Escrow Agent, and to prior sale of all available Units) (the "Initial Offering Period"), and the Units shall be sold to the public as soon as practicable thereafter, provided that the minimum number of Units required for the Partnership to commence operations is sold during the Initial Offering Period.

WHEREAS, the minimum number of Units (the "Minimum Units") which may be sold during the Initial Offering Period is 5,000.

WHEREAS, in connection with the proposed offering of Units, the Fund has entered into an agreement with Refco Securities, LLC and certain additional selling agents, as selling agents (the "Selling Agent") for the Fund;

WHEREAS, the Selling Agent will retain all Subscription Agreement and Power of Attorney signature pages submitted by persons subscribing to purchase Units (the "Subscribers");

WHEREAS, the Fund proposes to establish an escrow account with the Escrow Agent; and

WHEREAS, the Escrow Agent is willing to act as escrow agent for proceeds received on subscription for the Units for the benefit of the Subscribers and the Fund on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, and other good and valuable consideration the adequacy and receipt of which is hereby acknowledged, agree as follows:


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1.  ESCROW DEPOSITS.

    a. Until the termination of the escrow account (the "Escrow Account"), the Selling Agent will deposit with the Escrow Agent, and the Escrow Agent will receive and hold in escrow, on the terms and conditions set forth herein, all payments received on behalf of the Fund from the subscription of Units as confirmed to the Escrow Agent by the Fund.

    b. Such subscriptions may be deposited in the Escrow Account established under this Escrow Agreement either by check payable to "S&P Managed Futures Index Fund, L.P.", or Federal Funds wire transfer to the following account: FIFTH THIRD BANK, ABA NO. _________; ACCOUNT
        NO. ___________.

2.  INVESTMENT OF PROCEEDS.

    a. If the deposit into the Escrow Account is made by check (other than clearinghouse check) or Federal Funds wire transfer, the Escrow Agent shall invest the funds deposited on the same day as deposited, provided such deposit is received by the Escrow Agent by 10:00 a.m. E.D.T. If certified check or Federal Funds wire the deposit into the Escrow
        Escrow Agent after 10:00 a.m. E.D.T., the Account is made by transfer and received by the Escrow Agent shall invest the funds deposited on the clearinghouse check, the next business day. If the deposit into the on the next business day Escrow Account is made by Escrow Agent shall invest the funds deposited following the receipt of the clearinghouse check.

    b. The Escrow Agent shall invest all funds deposited in the Escrow Account Fifth Third US Treasury Fund Money Market Fund or such other obligations as are considered prudent to safeguard principal, earn reasonable interest and have funds available within a reasonable time for distribution when required.

3.  INITIAL CLOSING DATE.

    a. After the Initial Offering Period, Units may be sold as of each month-end. The General Partner may limit, suspend or terminate the offering at any time upon verbal notice promptly confirmed in writing to the Escrow Agent. The date of the sale of the Units is hereinafter referred to as the "Initial Closing Date" and each month-end thereafter during which Units are sold is hereinafter referred to as the "Subsequent Closing Date."

    b. On the Initial Closing Date, the Escrow Agent shall, upon (i) written instructions from the Selling Agent, the General Partner and the Fund,
        (ii) receipt of an affidavit signed by the General Partner to the effect received that acceptable subscriptions for at least the Minimum Units have been (other than from the General Partner or any of its principals or affiliates), and (iii) possession in the Escrow Account of at least the subscription price for the Minimum Units in cleared funds in payment of such subscriptions, release all funds then held in such Escrow Account, except as otherwise provided herein, to the Fund's bank account


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        (pursuant to instructions from the General Partner).  No selling commissions or organizational or offering charges are payable from any amounts held in escrow. The General Partner shall give the Escrow Agent verbal notice (promptly confirmed in writing ) of the Initial Closing Date at least three (3) business days prior thereto.

    c. In the event that the Initial Offering Period of the Units terminatees terminates (which it shall do either upon termination by the General Partner or upon the close of business 60 calendar days after the date of the prospectus subject to earlier termination or an extension for an additional 60 calendar days) without the General Partner having submitted to the Escrow Agent an affidavit certifying that acceptable subscriptions for at least the Minimum Units have been received (other than from the General Partner or any of its principals or affiliates), and receipt of cleared funds in payment of such subscriptions as aforesaid, the Escrow Agent shall, as promptly as practicable, and in no event later than five (5) business days thereafter, transmit to the relevant subscribers a check or checks in the amount of the subscriptions received plus the interest actually earned thereon while held in escrow. The General Partner shall immediately notify the Escrow Agent of either (i) termination of the Initial Offering Period prior to 60 calendar days after the date of the prospectus or (ii) extension of the Initial Offering Period.

4. DISPOSITION OF PROCEEDS. The Escrow Agent shall pay the principal amount of and any interest earned on the funds held in escrow (a) to written instructions from the Fund upon receipt by the Escrow Agent of (i) Selling Agent, the General Partner and the Fund, (ii) receipt of an affidavit signed by the General Partner to the effect that acceptable subscriptions for at least the Minimum Units have been received (other than from the General Partner or any of its principals or affiliates), and (iii) possession in the Escrow Account of at least the subscription price for the Minimum Units in cleared funds in payment of such subscriptions; or (b) if earlier, to the subscribers in the manner set forth in SECTION 5 below, upon receipt of written instructions from the General Partner due to the termination of the Offering of Units.

5.  RETURN OF FUNDS TO SUBSCRIBERS.

    a. At any time prior to the release of a Subscriber's funds from the Escrow Account, the General Partner is authorized to notify the Escrow Agent that such subscription has not been accepted (irrespective of how long such subscription has been held in the Escrow Account and of whether the General Partner had previously indicated its willingness to accept such subscription), and the General Partner is further authorized to direct the Escrow Agent to return any funds held in the Escrow Account during the Initial Offering Period to the subscriber (including any interest attributable to such funds while held in the Escrow Account). In the event a subscription has not been accepted, the General Partner shall provide the Escrow Agent with the name of the subscriber, the number of Units subscribed for each such subscriber, the amount of principal initially deposited. Such refund of subscriptions, plus interest, shall be made in the case of


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        each rejected subscription in the same manner described above in the event that the offering is terminated without Units being sold.

    b. Interest earned on funds while held in the Escrow Account shall be allocated among Subscribers in proportion to the amounts of their respective subscriptions and the lengths of time their subscriptions were held in escrow.

    c. Prior to delivery as described above, the Fund shall have neither title to nor interest in the funds on deposit in the Escrow Account, and such funds shall under no circumstances be subject to the liabilities or indebtedness of the Fund.

6. ESCROW AGENT'S FEE. As compensation for its services hereunder, the Escrow Agent shall be entitled to receive its normal Escrow Fee in accordance with the attached Schedule 1. The escrow fees shall be paid by the Fund in the event the Fund breaks escrow, otherwise, fees will be paid directly by the General Partner. The Escrow Agent shall be reimbursed by the Fund for any costs, expenses, or services hereunder arising from any dispute, controversy or litigation in connection herewith. Payment shall be due within ten (10) days of receipt by the Fund of an invoice from the Escrow Agent.

7. INDEMNIFICATION. The General Partner shall indemnify and hold the Escrow Agent harmless from losses, costs, and expenses (including reasonable attorneys' fees) incurred by the Escrow Agent in any suit or claim arising out of or in connection with this Escrow Agreement except claims which are occasioned by the Escrow Agent's negligence, bad faith, or willful misconduct. This indemnity shall survive the termination of this Escrow Agreement.

8.  LIMITATIONS AND LIABILITY OF THE ESCROW AGENT.

    a. The duties and responsibilities of the Escrow Agent will be limited to those expressly set forth herein, to hold such escrowed items and to deliver them to such recipient and under such conditions as herein set forth. The Escrow Agent shall not be liable for any act taken or omitted in good faith and shall be fully protected when relying on any written notice, demand, certificate or document which it believes to be genuine. The Escrow Agent may execute any of the duties or responsibilities hereunder either directly or through agents or attorneys.

    b. If any property in the Escrow Account is at any time attached, garnished or levied upon, under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property, or any part thereof, then in any of such events, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree, which the Escrow Agent is advised by legal counsel of its own choosing is binding upon the Escrow Agent, and if the Escrow Agent complies with any such order, writ, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, even though such


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        order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

9. CONFLICTING INSTRUCTIONS. In case of conflicting demands upon the Escrow Agent, the Escrow Agent may withhold performance of this Escrow Agreement until such time as said conflicting demands shall have been withdrawn or the rights of the respective parties shall have been settled by court adjudication, arbitration, joint order or otherwise.

10. BOOKS AND RECORDS. The Fund and the Escrow Agent shall keep accurate books and records of all transactions hereunder, and each shall have access to such books and records of the other at all reasonable times. The Escrow Agent shall promptly provide the Fund with written confirmation of all amounts received from Subscribers.

11. NOTICE. Any notice which the Escrow Agent is required or desires to give hereunder to any of the undersigned shall be in writing and may be given by mailing the same to the address of the undersigned indicated under their respective signatures hereon (or to such other address as said undersigned may substitute therefore by written notification to the Escrow Agent). For all purposes hereof, any notice shall be effective only when actually received. Notices to the Escrow Agent shall be in writing and shall not be deemed effective until actually received by the Escrow Agent. Whenever under the terms hereof the time for giving notice or performing an act falls upon a Saturday, Sunday or bank holiday, such time shall be extended to the Escrow Agent's next business day.

12. TERMINATION.

    a. The Escrow Agent may resign by giving twenty (20) business days' written notice to the General Partner. Upon resignation, the Escrow Agent is unconditionally and irrevocably authorized and empowered to send any and all property in the Escrow Account by registered mail to the respective depositors thereof.

    b. The General Partner may remove the Escrow Agent at any time (with or without cause) by giving at least twenty (20) days written notice thereof. Within ten (10) days after receiving such notice, the General Partner and the Selling Agent shall jointly agree on and appoint a successor escrow agent at which time the Escrow Agent shall either redistribute the funds held in the Escrow Account, less its fees, costs and expenses or other obligations owed to it as directed by the joint instructions of the General Partner and the Selling Agent or hold such funds, pending distribution, until all such fees, costs and expenses or other obligations are paid. If a successor escrow agent has not been appointed or has not accepted such appointment by the end of the ten (10) day period, the Escrow Agent may appeal to a court of competent jurisdiction for the appointment of a successor escrow agent, or for other appropriate relief and the costs, expenses and reasonable attorneys fees which the Escrow Agent incurs in connection with such a proceeding shall be paid by the General Partner.

13. AMENDMENTS. The Agreement may be amended at any time or times by an instrument in writing signed by all of the parties.


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14. GOVERNING LAW.  This Agreement shall be construed, enforced, and administered in accordance with the laws of the State of New York. The parties hereto agree that any action or proceeding arising directly, indirectly, or otherwise in connection with, out of, related to, or from this Agreement, any breach hereof, or any transaction covered hereby, shall be resolved, whether by arbitration or otherwise, within the City of New York, and State of New York. Accordingly, the parties hereto consent and submit to the jurisdiction of the federal and state courts and applicable arbitral body located within the City of New York, and State of New York. The parties further agree that any such action or proceeding brought by any party to enforce any right, assert any claim, or obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in the federal or state courts, or if appropriate, before any applicable arbitral body, located within the City of New York, and State of New York.

15. DISPUTES. In the event of any dispute between or conflicting claims by or among the General Partner or the Selling Agent and/or any other person or entity with respect to any funds held in the Escrow Account, the Escrow Agent shall be entitled, at its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such funds so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to the General Partner or the Selling Agent for its failure or refusal to comply with such conflicting claims, demands or instructions, except to the extent under the circumstances such failure would constitute negligence, bad faith or willful misconduct on the Escrow Agent's part. The Escrow Agent shall be entitled to refuse to act until, at is sole discretion, either such conflicting or adverse claims or demands shall have been finally determined in a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing, satisfactory to the Escrow Agent or the Escrow Agent shall have received security or an indemnity satisfactory to the Escrow Agent sufficient to save it harmless from and against any and all loss, liability or expense which it may incur by reason of its acting. The Escrow Agent may in addition elect at its sole discretion to commence an interpleader action or seek other judicial relief or orders as the Escrow Agent may deem necessary.

    IN WITNESS WEREOF, the parties have executed this Escrow Agreement as of the date first set forth above.


FIFTH THIRD BANK

     Escrow Agent
     Fifth Third Bank
     251 North Illinois Street, Suite 310
     Indianapolis, IN 46204
     Attn: George Bawcum


By:  __________________________________
     [Name]
     [Title]


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S&P MANAGED FUTURES INDEX FUND, LP

By:  RefcoFund Holdings, LLC
     550 W. Jackson
     Suite 1300
     Chicago  Illinois 60661

By:  __________________________________
     [Name]
     [Title]

REFCOFUND HOLDINGS, LLC
550 W. Jackson
Suite 1300
Chicago  Illinois 60661

By:  __________________________________
     [Name]
     [Title]


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                                   SCHEDULE 1

                       SCHEDULE OF FEES FOR ESCROW AGENT

ACCEPTANCE FEE:                                                          $500.00

The Acceptance Fee includes our review and comments relating to the governing documents, initial investment of escrow proceeds, and the set up of escrow accounts.

ANNUAL ADMINISTRATIVE FEE:                                             $1,000.00

The Annual Administrative Fee includes the routine administration of the escrow document and the processing of payments coming in from Subscribers.

Additional Services include:

        -  Monthly Statements
        -  Investment in the Fifth Third US Treasury Money Market Fund

OTHER CHARGES

In the event that Escrow is not broke:

        -  Disbursements
        -  $10.00 per Subscriber

Additional fees may be charged for any unusual, special or extraordinary services required. The charges will be based upon the extent of the services performed and the responsibilities assumed by the Escrow Agent.


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